                                  EXHIBIT 11.1
                   BENTON OIL AND GAS COMPANY AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                    ----------------------------------------
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
                                                                                  SIX MONTHS ENDED JUNE 30,
                                                                                 ---------------------------
                                                                                     1996           1995
                                                                                 ------------    -----------
PRIMARY EARNINGS PER SHARE
- --------------------------
 Net income attributable to common stock                                         $ 10,124,998    $ 3,151,601
                                                                                 ============    ===========

 Weighted average number of common shares outstanding                              26,327,231     24,982,288
                                                                                 ============    ===========

Primary earnings per share                                                       $       0.38    $      0.13
                                                                                 ============    ===========

ADDITIONAL PRIMARY COMPUTATION
- ------------------------------
 Net income attributable to common stock                                         $ 10,124,998    $ 3,151,601
                                                                                 ============    ===========
Shares:
 Weighted average number of common shares outstanding                              26,327,231     24,982,288
 Add shares assuming exercise of options reduced by the number of shares which could have been purchased with the
     proceeds from exercise of such options                                         2,195,722      1,476,835
                                                                                 ------------    -----------
Primary weighted average number of common shares outstanding
    as adjusted                                                                    28,522,953     26,459,123
                                                                                 ============    ===========

Primary earnings per share                                                       $       0.35    $      0.12
                                                                                 ============    ===========

ASSUMING FULL DILUTION
- ----------------------
 Net income attributable to common stock                                         $ 10,124,998    $ 3,151,601
                                                                                 ============    ===========
Shares:
 Weighted average number of common shares outstanding                              26,327,231     24,982,288
 Add shares assuming exercise of options reduced by the number of shares which could have been purchased with the
     proceeds from exercise of such options                                         3,341,488      1,716,099
                                                                                 ------------    -----------
 Weighted average number of common shares outstanding as
     adjusted                                                                      29,668,719     26,698,387
                                                                                 ============    ===========

Earnings per common share assuming full dilution (a)                             $       0.34    $      0.12
                                                                                 ============    ===========

ADDITIONAL FULLY DILUTED COMPUTATION
- ------------------------------------
Additional adjustment to net income as adjusted per fully diluted computation above:
 Net income attributable to common stock                                         $ 10,124,998    $ 3,151,601
 Add after tax interest expense attributable to convertible notes                     (70,880)       181,800
 Add after tax interest expense attributable to convertible
     debentures                                                                       128,241        230,320
                                                                                 ------------    -----------
      Net income as adjusted                                                     $ 10,182,359    $ 3,563,721
                                                                                 ============    ===========

Additional adjustment to weighted average number of shares outstanding:
 Weighted average number of common shares outstanding                              26,327,231     24,982,288
 Add shares assuming conversion of convertible debentures                             384,180        582,462
 Add shares assuming conversion of convertible notes                                   44,677        387,502
 Add shares assuming exercise of options reduced by the number of shares which could have been purchased with the
     proceeds from exercise of such options                                         3,341,488      1,716,099
                                                                                 ------------    -----------
 Weighted average number of common shares outstanding as
     adjusted                                                                      30,097,576     27,668,351
                                                                                 ============    ===========

Earnings per common share assuming full dilution (b)                             $       0.34    $      0.13
                                                                                 ============    ===========

(a) This calculation is submitted in accordance with Regulations S-K Item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion 15 for 1995 because it results in dilution of less than 3% for the six months ended June 30, 1995.

(b) This calculation is submitted in accordance with Regulation S-K Item 601
    (b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result for the six months ended June 30, 1995.
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